Exhibit 99.1

Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com

Pixelworks Reports Third Quarter 2010 Financial Results

New Product Sales Up 109% Year over Year

San Jose, Calif., October 21, 2010 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the third quarter ended September 30, 2010.

Revenue in the third quarter of 2010 was $18.0 million, down slightly from $18.7 million in the previous quarter and up 8% from $16.7 million in the third quarter of 2009.

On a GAAP basis, gross profit margin in the third quarter of 2010 was 46.0%, compared with 46.3% in the second quarter of 2010 and 43.9% in the third quarter of 2009. Third quarter 2010 GAAP operating expenses were $9.3 million, down from $9.5 million in the previous quarter, and up from $8.0 million in the third quarter of 2009 due to increased investment in new product development. The Company recorded GAAP net income of $7,000, or $0.00 income per diluted share in the third quarter of 2010, compared to GAAP net loss of $(1.0) million, or $(0.08) per share in the second quarter of 2010, and GAAP net loss of $(0.9) million, or $(0.07) per share in the third quarter of 2009. GAAP net income in the third quarter of 2010 included a tax benefit of $0.8 million.

On a non-GAAP basis, third quarter 2010 gross profit margin was 46.1%, compared with 49.0% in the second quarter of 2010, and 47.7% in the third quarter of 2009. Non-GAAP operating expenses in the third quarter of 2010 were $9.0 million, compared with $9.3 million in the previous quarter, and $7.7 million in the third quarter of 2009. On a non-GAAP basis, the Company recorded net income in the third quarter of 2010 of $0.2 million, or $0.01 per diluted share, compared with non-GAAP net loss of $(0.4) million, or $(0.03) per share in the second quarter of 2010, and non-GAAP net income of $0.1 million, or $0.01 per diluted share in the third quarter of 2009.

As of September 30, 2010, the Company’s total cash and marketable securities balance was $31.2 million, down $1.7 million from $32.9 million at June 30, 2010 and up $0.3 million from $30.9 million at December 31, 2009.

—more—

Pixelworks Reports Third Quarter 2010 Financial Results

October 21, 2010

“Pixelworks’ ongoing investment in product development is fueling delivery of new video processing solutions that are addressing the need for innovation in video. As a validation of our strategy of delivering exceptional video quality and performance, sales of our new products increased 109% year over year in Q3, and accounted for 40% of revenue,” said Bruce Walicek, President and CEO of Pixelworks. “Continuing to build on this momentum, during the quarter Pixelworks introduced and ramped into production additional new products for the projector and TV markets that capitalize on the exciting new trends in digital video.”

Business Outlook for 2010 Fourth Quarter

The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after September 30, 2010 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company expects to record the following in the fourth quarter of 2010:

•	Revenue of $15.0 million to $17.0 million;

•	Gross profit margin of approximately 46% to 50% on both a GAAP and non-GAAP basis; and

•	Operating expenses of $9.5 million to $10.5 million on both a GAAP and non-GAAP basis.

Conference Call Information

Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-543-6411 and using passcode 74511967. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on November 20, 2010, and can be accessed by calling 888-286-8010 and using passcode 13057868.

Pixelworks Reports Third Quarter 2010 Financial Results

October 21, 2010

About Pixelworks, Inc.

Pixelworks, headquartered in San Jose, California, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.

For more information, please visit the Company’s Web site at www.pixelworks.com.

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Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude a gain on the sale of marketable securities, gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.

Safe Harbor Statement

This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for 2010 Fourth Quarter” section above, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management’s current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

– Financial Tables Follow –

Pixelworks Reports Third Quarter 2010 Financial Results

October 21, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenue, net	$18,027	$18,665	$16,732	$55,384	$41,725
Cost of revenue (1)	9,733	10,018	9,391	29,787	23,455

Gross profit	8,294	8,647	7,341	25,597	18,270

Operating expenses:
Research and development (2)	5,612	5,553	4,870	16,505	14,178
Selling, general and administrative (3)	3,685	3,957	3,011	11,435	10,224
Restructuring	—	—	104	94	205

Total operating expenses	9,297	9,510	7,985	28,034	24,607

Loss from operations	(1,003)	(863)	(644)	(2,437)	(6,337)

Gain on sale of marketable securities	316	344	—	660	—
Interest expense	(125)	(124)	(124)	(372)	(520)
Interest income	17	19	53	49	226
Amortization of debt issuance costs	(19)	(18)	(19)	(55)	(106)
Gain on repurchase of long-term debt, net	—	—	—	—	12,860

Interest and other income (expense), net	189	221	(90)	282	12,460

Income (loss) before income taxes	(814)	(642)	(734)	(2,155)	6,123

Provision (benefit) for income taxes	(821)	373	156	(5,749)	(1,103)

Net income (loss)	$7	$(1,015)	$(890)	$3,594	$7,226

Net income (loss) per share:
Basic	$0.00	$(0.08)	$(0.07)	$0.27	$0.54

Diluted	$0.00	$(0.08)	$(0.07)	$0.25	$0.53

Weighted average shares outstanding:
Basic	13,465	13,420	13,307	13,417	13,316

Diluted	14,335	13,420	13,307	14,370	13,549

(1) Includes:
Amortization of acquired developed technology	$—	$477	$573	$1,050	$1,763
Stock-based compensation	17	14	4	41	14
Additional amortization of non-cancelable prepaid royalty	—	3	62	5	180
Restructuring	—	—	—	—	43
(2) Includes stock-based compensation	120	93	99	309	325
(3) Includes stock-based compensation	225	158	92	500	449

Pixelworks Reports Third Quarter 2010 Financial Results

October 21, 2010

PIXELWORKS, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2010	June 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$8,294	$8,647	$7,341	$25,597	$18,270

Amortization of acquired developed technology	—	477	573	1,050	1,763
Stock-based compensation	17	14	4	41	14
Additional amortization of non-cancelable prepaid royalty	—	3	62	5	180
Restructuring	—	—	—	—	43

Total reconciling items included in cost of revenue	17	494	639	1,096	2,000

Non-GAAP gross profit	$8,311	$9,141	$7,980	$26,693	$20,270

Non-GAAP gross profit margin	46.1%	49.0%	47.7%	48.2%	48.6%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$9,297	$9,510	$7,985	$28,034	$24,607

Reconciling item included in research and development:
Stock-based compensation	120	93	99	309	325
Reconciling item included in selling, general and administrative:
Stock-based compensation	225	158	92	500	449
Restructuring	—	—	104	94	205

Total reconciling items included in operating expenses	345	251	295	903	979

Non-GAAP operating expenses	$8,952	$9,259	$7,690	$27,131	$23,628

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$7	$(1,015)	$(890)	$3,594	$7,226

Reconciling items included in cost of revenue	17	494	639	1,096	2,000
Reconciling items included in operating expenses	345	251	295	903	979
Gain on sale of marketable securities	(316)	(344)	—	(660)	—
Gain on repurchase of long-term debt, net	—	—	—	—	(12,860)
Tax effect of non-GAAP adjustments	119	176	75	37	(94)

Non-GAAP net income (loss)	$172	$(438)	$119	$4,970	$(2,749)

Non-GAAP net income (loss) per share:
Basic	$0.01	$(0.03)	$0.01	$0.37	$(0.21)

Diluted	$0.01	$(0.03)	$0.01	$0.35	$(0.21)

Non-GAAP weighted average shares outstanding:
Basic	13,465	13,420	13,307	13,417	13,316

Diluted	14,335	13,420	13,916	14,370	13,316

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the sale of marketable securities, gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports Third Quarter 2010 Financial Results

October 21, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$16,378	$17,797
Short-term marketable securities	12,602	9,822
Accounts receivable, net	5,319	5,619
Inventories, net	5,466	6,158
Prepaid expenses and other current assets	2,636	2,265

Total current assets	42,401	41,661

Long-term marketable securities	2,265	3,240
Property and equipment, net	5,809	5,121
Other assets, net	5,358	5,006
Acquired intangible assets, net	—	1,050

Total assets	$55,833	$56,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,547	$7,680
Accrued liabilities and current portion of long-term liabilities	9,679	8,513
Current portion of income taxes payable	—	109
Debt currently payable	15,779	—

Total current liabilities	32,005	16,302

Long-term liabilities, net of current portion	2,611	1,462
Income taxes payable, net of current portion	3,738	9,462
Long-term debt	—	15,779

Total liabilities	38,354	43,005

Shareholders’ equity	17,479	13,073

Total liabilities and shareholders’ equity	$55,833	$56,078